                               POWER OF ATTORNEY

       The undersigned hereby makes, constitutes and appoints each of
Rich Ting, Martin Boskovich, Jeffrey Joseph, Mary Gallegly, Jessica Dombroff,
Ting He, Brian Price, Donna Choi Suh and Henry Orren as a true and lawful attorney-in-fact with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity, or in any other capacity, including, without limitation, as applicable, in the undersigned's capacity as a director, officer, principal, member or partner of or in a limited liability company, as a partner of any partnership or as an officer of any corporation for which the undersigned is otherwise authorized to sign), to execute, deliver and file such forms, with all exhibits thereto, documents, certificates, instruments, notices, statements, agreements and other filings relating to the ownership, beneficial or otherwise, of securities of Oaktree Specialty Lending Corporation or Oaktree Strategic
Income II, Inc. or any of their subsidiaries or affiliates as may be required to be filed from time to time with the Securities and Exchange Commission ("SEC")
with respect to: (i) Sections 13(d), 13(f) and 16(a) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, as applicable, including, without limitation, Schedule
13D, Schedule 13G, Form 13F, statements on Form 3, Form 4 and Form 5 or any amendment thereto; (ii) any report or notice required under Rule 144 of the
Securities Act of 1933, as amended, including, without limitation, Form 144, or any amendment thereto; and (iii) any and all other documents that may be necessary or appropriate in connection with or in furtherance of any of the foregoing, including, without limitation, any application for EDGAR access codes, Form ID, or any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required pursuant to Section 13(d) or
Section 16(a) of the Exchange Act or any rule or regulation of the SEC, such power and authority to extend to any form or forms adopted by the SEC in lieu of or in addition to any of the foregoing; in each case, as determined by such attorney-in-fact to be necessary or appropriate.

       Any such determination shall be conclusively evidenced by such attorney-in-fact's execution, delivery, furnishing and/or filing of the applicable document. Each such attorney-in-fact may act separately or jointly.

       All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

       This power of attorney shall remain in effect from the date hereof until the date revoked by the undersigned in a signed writing delivered to the attorneys-in-fact, and this power of attorney does not revoke or replace any other power of attorney that the undersigned has previously granted.

       IN WITNESS WHEREOF, I have executed this instrument as of the 19th day of November, 2021.

                /s/ Ashley Pak
                Name: Ashley Pak